UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8 – K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            August 16, 2001

Gateway Energy Corporation
(Exact name of  registrant as specified in its charter)

Delaware	1-4766	44-0651207
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

500 Dallas Street, Suite 2615
Houston, TX  77002
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (713) 336-0844

(Former name or former address, if changed since last report)
N/A

Item 4. Changes in Registrant’s Certifying Accountant

             Effective August 16, 2001, the Company elected to change its certifying accountant and states the following:

(i)	Grant Thornton LLP (“Grant”) was dismissed by the Company, effective August 16, 2001.

(ii)	Grant issued unqualified opinions on the Company’s financial statements for the prior two audit periods.

(iii)	The decision to change accountants was recommended by the Audit Committee of the board of directors and approved by the board of directors.

(iv)	During the prior two audit periods and the interim period through August 16, 2001, there were no disagreements with Grant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to Grant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

(v)	The Company has requested a letter from Grant stating whether or not it agrees with the statements made by the Company. A copy of that letter is attached as Exhibit 16.

             Further, based on a recommendation from the Audit Committee, the board of directors approved Deloitte & Touche LLP as the Company’s successor certifying accountant, effective August 17, 2001.

Item 7. Exhibit

Exhibit 16 – Letter from Grant Thornton LLP

             SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Energy Corporation
(Registrant)

By: /s/ S. D. Heflin

S. D. Heflin
Chief Financial Officer